PRICING SUPPLEMENT                                 PRICING SUPPLEMENT NO. 259 TO
(TO PROSPECTUS DATED SEPTEMBER 17, 2003     REGISTRATION STATEMENT NO. 333-89136
AND PROSPECTUS SUPPLEMENT                                DATED NOVEMBER 10, 2005
DATED SEPTEMBER 18, 2003)                                         RULE 424(b)(3)


                                    ABN AMRO
                                   $2,800,000
                               ABN AMRO BANK N.V.
                           MEDIUM-TERM NOTES, SERIES A
                             SENIOR FIXED RATE NOTES

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.
                                   ----------

     11.25% KNOCK-IN REVERSE EXCHANGEABLE(SM) SECURITIES DUE NOVEMBER 16, 2006
              LINKED TO COMMON STOCK OF JETBLUE AIRWAYS CORPORATION

The Securities do not guarantee any return of principal at maturity. Instead, the payout at maturity will be based on the performance of the shares of common stock of JetBlue Airways Corporation, which we refer to as the Underlying Shares, during the life of the Securities, and in certain circumstances described below, we will exchange each Security at maturity for a predetermined number of the Underlying Shares rather than the principal amount of the Securities. THE MARKET VALUE OF THOSE UNDERLYING SHARES WILL BE LESS THAN THE PRINCIPAL AMOUNT OF EACH SECURITY AND COULD BE ZERO.

SECURITIES                          11.25% Knock-in Reverse Exchangeable(SM)
                                    Securities due November 16, 2006.

PRINCIPAL AMOUNT                    $2,800,000

UNDERLYING SHARES                   Common stock, $0.01 par value per share of
                                    JetBlue Airways Corporation

INTEREST RATE                       11.25% per annum, payable quarterly in
                                    arrears on February 16, 2006, May 16, 2006,
                                    August 16, 2006 and November 16, 2006.

ISSUE PRICE                         100%

ORIGINAL ISSUE DATE (SETTLEMENT     November 16, 2005
DATE)

MATURITY DATE                       November 16, 2006

INITIAL PRICE                       $19.49 (the closing price per Underlying
                                    Share on November 10, 2005, the date we
                                    priced the Securities, which we refer to as the trade date; the initial price is subject to adjustment for certain corporate events affecting the Underlying Shares, which we describe in "Description of Securities --
                                    Adjustment Events").

KNOCK-IN LEVEL                      $11.69, which is 60% of the initial price.

STOCK REDEMPTION AMOUNT             51.308 Underlying Shares for each $1,000
                                    principal amount of the Securities, which is equal to $1,000 divided by the initial price.

DETERMINATION DATE                  The third trading day prior to the maturity
                                    date, subject to adjustment in certain
                                    circumstances which we describe in
                                    "Description of the Securities --
                                    Determination Date."

PAYMENT AT MATURITY                 The payment at maturity is based on the
                                    performance of the Underlying Shares:

                                    o   If the market price of the Underlying
                                        Shares on the primary U.S. exchange or
                                        market for the Underlying Shares has not fallen to or below the knock-in level on any trading day from but not including the trade date to and including the determination date, we will pay you the principal amount of each Security in cash.

                                    o   If the market price of the Underlying
                                        Shares on the primary U.S. exchange or
                                        market for the Underlying Shares falls
                                        to or below the knock-in level on any
                                        trading day from but not including the
                                        trade date to and including the
                                        determination date:

                                        --  we will deliver to you a number of
                                            Underlying Shares equal to the stock
                                            redemption amount, in the event that
                                            the closing price of the Underlying
                                            Shares on the determination date is
                                            below the initial price; or

                                        --  we will pay you the principal amount
                                            of each Security in cash, in the
                                            event that the closing price of the
                                            Underlying Shares on the
                                            determination date is at or above
                                            the initial price.

                                    o   You will receive cash in lieu of
                                        fractional shares.

                                    The payment at maturity is subject to
                                    adjustment in certain circumstances.

GUARANTEE                           The Securities will be fully and
                                    unconditionally guaranteed by ABN AMRO
                                    Holding N.V.

DENOMINATIONS                       The Securities may be purchased in
                                    denominations of $1,000 and integral
                                    multiples thereof.

NO AFFILIATION WITH JETBLUE         JetBlue Airways Corporation, which we refer
AIRWAYS CORPORATION                 to as JetBlue, is not an affiliate of ours
                                    and is not involved with this offering in any way. The obligations represented by the Securities are our obligations, not those of JetBlue. Investing in the Securities is not equivalent to investing in JetBlue common stock.

LISTING We do not intend to list the Securities on any securities exchange.

THE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THE SECURITIES INVOLVE RISKS NOT ASSOCIATED WITH AN INVESTMENT IN CONVENTIONAL DEBT SECURITIES. SEE "RISK FACTORS" BEGINNING ON PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Prospectus Supplement or Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE AGENTS ARE NOT OBLIGATED TO PURCHASE THE SECURITIES BUT HAVE AGREED TO USE REASONABLE EFFORTS TO SOLICIT OFFERS TO PURCHASE THE SECURITIES. THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES BEING OFFERED BY THIS PRICING SUPPLEMENT WAS NOT PURCHASED BY INVESTORS IN THE OFFERING. ONE OR MORE OF OUR AFFILIATES HAS AGREED TO PURCHASE THE UNSOLD PORTION, WHICH DOES NOT EXCEED $280,000 AND TO HOLD SUCH SECURITIES FOR INVESTMENT FOR A PERIOD OF AT LEAST 30 DAYS. SEE "HOLDING OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION."

This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

                            PRICE $1,000 PER SECURITY
                        LASALLE FINANCIAL SERVICES, INC.
                              ABN AMRO INCORPORATED

November 10, 2005

     The Securities may not be offered, transferred or sold as part of their initial distribution, or at any time thereafter, to or for the benefit of any person (including legal entities) established, domiciled, incorporated or resident in The Netherlands.

     The Securities are securities (EFFECTEN) within the meaning of article 1 of The Netherlands' Securities Market Supervision Act 1995 (WET TOEZICHT EFFECTENVERKEER 1995). The Securities may be offered in certain countries excluding The Netherlands. Any offer of these Securities, any announcements thereof and all offer notices, publications, advertisements and other documents in which an offer of the Securities is made, or a forthcoming offer is announced, will comply with all applicable laws and regulations of the jurisdiction in which such an offer is made from time to time. A statement to the effect that the offering of the Securities will comply with all applicable rules in the countries in which such offering takes place will be submitted to the Netherlands Authority for the Financial Markets (AUTORITEIT FINANCIELE MARKTEN) pursuant to article 3, paragraph 2 of the Exemption Regulation pursuant to The Netherlands' Securities Market Supervision Act, before any Securities are offered.

     These restrictions shall cease to apply from the date on which the Netherlands Authority for the Financial Markets (AUTORITEIT FINANCIELE MARKTEN) shall have granted a dispensation on the offering of the Securities pursuant to this Pricing Supplement and the accompanying Prospectus Supplement and the Prospectus.

     In this Pricing Supplement, the "Bank," "we," "us" and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V., our parent company. We refer to the Securities offered hereby and the related guarantees as the "Securities."

     Reverse Exchangeable(SM) is a service mark of ABN AMRO Bank N.V.

                                     SUMMARY

     THE FOLLOWING SUMMARY ANSWERS SOME QUESTIONS THAT YOU MIGHT HAVE REGARDING THE SECURITIES IN GENERAL TERMS ONLY. IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN THE REST OF THIS PRICING SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH IN "RISK FACTORS." IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.


WHAT ARE THE SECURITIES?

     The Securities are interest paying, non-principal protected securities issued by us, ABN AMRO Bank N.V., and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities are medium-term notes of ABN AMRO Bank N.V. and have a maturity of one year. These Securities combine certain features of debt and equity by offering a fixed interest rate on the principal amount while the payment at maturity is determined based on the performance of the Underlying Shares. Therefore your principal is at risk.

     The Securities have certain features that make them what we refer to as "Knock-in Reverse Exchangeable Securities." This means that if the market price of the Underlying Shares on the primary U.S. organized exchange or market for the Underlying Shares, which we refer to as the relevant exchange, never falls to or below a certain price level, which we call the knock-in level, at any time during regular business hours of the relevant exchange on any trading day from but not including the trade date to and including the determination date, then we will pay you in cash the principal amount of each Security at maturity. On the other hand, if the market price of the Underlying Shares on the relevant exchange falls to or below the knock-in level at any time during regular business hours of the relevant exchange on any trading day from but not including the trade date to and including the determination date, then the payment at maturity will depend on the closing price of the Underlying Shares on the determination date. In this latter case, if the closing price of the Underlying Shares on the determination date is equal to or greater than the initial price, we will pay you in cash the principal amount of each Security you hold; if the closing price of the Underlying Shares on the determination date is less than the initial price, we will deliver to you, in exchange for each $1,000 principal amount of Securities, a number of Underlying Shares equal to the stock redemption amount.

WHY IS THE INTEREST RATE ON THE SECURITIES HIGHER THAN THE INTEREST RATE PAYABLE ON YOUR CONVENTIONAL DEBT SECURITIES WITH THE SAME MATURITY?

     The Securities offer a higher interest rate than the yield that would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. This is because you, the investor in the Securities, indirectly sell a put option to us on the Underlying Shares. The premium due to you for this put option is combined with a market interest rate on our senior debt to produce the higher interest rate on the Securities.

WHAT ARE THE CONSEQUENCES OF THE INDIRECT PUT OPTION THAT I HAVE SOLD YOU?

     The put option you indirectly sell to us creates the feature of exchangeability. If the market price of the Underlying Shares on the relevant exchange falls to or below the knock-in level on any trading day during the life of the Securities from but not including the trade date up to and including the determination date, and on the determination date the closing price per Underlying Share is less than the initial price, you will receive a fixed number of Underlying Shares for each Security you hold, which we call the stock redemption amount. On the other hand, if the market price of the Underlying Shares on the relevant exchange falls to or below the knock-in level, and on the determination date the closing price per Underlying Share is equal to or greater than the initial price, you will receive $1,000 for each Security you hold. Because of the exchangeability of the Securities, and because we will determine whether you will receive cash or Underlying Shares by reference to the closing price of the Underlying Shares on the determination date, such securities are generally referred to as "reverse exchangeable securities." However, because this feature of exchangeability is created only if the market price of the Underlying Shares on the relevant exchange falls to or below the knock-in level at any time during regular business hours of the relevant exchange on any trading day during the life of the Securities from but not including the trade date and up to and including the determination date, we call the Securities "Knock-in Reverse Exchangeable Securities."

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES?

     The payment at maturity of the Securities will depend on (i) whether or not the market price of the Underlying Shares on the relevant exchange fell to or below the knock-in level at any time during regular business hours of the relevant exchange on any trading day during the life of the Securities from but not including the trade date up to and including the determination date, and if so, (ii) the closing price of the Underlying Shares on the determination date.

     o If the market price per Underlying Share on the relevant exchange has not fallen to or below the knock-in level during regular business hours on any trading day during the life of the Securities from but not including the trade date up to and including the determination date, we will pay you the principal amount of each Security in cash.

     o If the market price per Underlying Share on the relevant exchange has fallen to or below the knock-in level at any time during regular business hours on any trading day during the life of the Securities from but not including the trade date up to and including the determination date, we will either:

          o deliver to you the stock redemption amount, in exchange for each Security, in the event that the closing price of the Underlying Shares is below the initial price on the determination date; or

          o pay you the principal amount of each Security in cash, in the event that the closing price of the Underlying Shares is at or above the initial price on the determination date.

     "Market price" as used in this pricing supplement includes intra-day trading prices on the relevant exchange.

     The payment at maturity is subject to adjustment in certain circumstances, which we describe in "Description of Securities -- Adjustment Events.

HOW ARE THE STOCK REDEMPTION AMOUNT AND KNOCK-IN LEVEL DETERMINED?

     The stock redemption amount for each $1,000 principal amount of the Securities is equal to $1,000 divided by the initial price. The value of any fractional shares you are entitled to receive, after aggregating your total holdings of the Securities, will be paid in cash based on the closing price of the Underlying Shares on the determination date.

     The knock-in level is 60% of the initial price.

     The initial price and consequently the stock redemption amount and knock-in level are subject to adjustment for certain corporate events affecting the Underlying Shares, which we describe in "Description of Securities -- Adjustment Events."

WHAT INTEREST PAYMENTS CAN I EXPECT ON THE SECURITIES?

     The Securities pay interest at a rate of 11.25% per annum. The interest rate is fixed at issue and is payable quarterly in arrears. This means that irrespective of whether the Securities are exchanged at maturity for cash or the stock redemption amount, you will be entitled to quarterly interest payments on the full principal amount of the Securities you hold, payable in cash.

CAN YOU GIVE ME AN EXAMPLE OF THE PAYMENT AT MATURITY?

     If, for example, the initial price of the Underlying Shares were $19.49, then the stock redemption amount would be 51.308 Underlying Shares, or $1,000 divided by $19.49, and the knock-in level would be $11.69, or 60% of the initial price.

     If the market price of the Underlying Shares fell to or below the knock-in level of $11.69 at any time during regular business hours of the relevant exchange on any trading day during the life of the Securities from but not including the trade date up to and including the determination date, then the payment at maturity would depend on the closing price of the Underlying Shares on the determination date. In this case, if the closing price of the Underlying Shares on the determination date is $15.00 per share at maturity, which is below the initial price level, you would receive 51.308 Underlying Shares for each $1,000 principal amount of the Securities (in actuality, because we cannot deliver fractions of a share per each Security, you would receive on the maturity date for each $1,000 principal amount of the Securities 51 Underlying Shares plus $4.62 cash in lieu of 0.308 fractional shares, determined by multiplying 0.308 by $15.00, the closing price per Underlying Share on the determination date). In addition, over the life of the Securities you would have received interest payments at a rate of 11.25% per annum. IN THIS CASE, THE MARKET VALUE OF THOSE UNDERLYING SHARES (INCLUDING CASH PAID IN LIEU OF FRACTIONAL SHARES) THAT WE WOULD DELIVER TO YOU AT MATURITY FOR EACH SECURITY WOULD BE $769.62, WHICH IS LESS THAN THE PRINCIPAL AMOUNT OF $1,000, AND YOU WOULD HAVE LOST A PORTION OF YOUR INITIAL INVESTMENT. If, on the other hand, the closing price of the Underlying Shares on the determination date is $25.00 per share, which is above the initial price level, you will receive $1,000 in cash for each $1,000 principal amount of the Securities regardless of the knock-in level having been breached. In addition, over the life of the Securities you would have received interest payments at a rate of 11.25% per annum.

     Alternatively, if the market price of the Underlying Shares never falls to or below $11.69, which is the knock-in level, at any time during regular business hours of the relevant exchange on any trading day during the life of the Securities from but not including the trade date up to and including the determination date, at maturity you will receive $1,000 in cash for each Security you hold regardless of the closing price of the Underlying Shares on the determination date. In addition, over the life of the Securities you would have received interest payments at a rate of 11.25% per annum.

     THIS EXAMPLE IS FOR ILLUSTRATIVE PURPOSES ONLY. THE INITIAL PRICE AND CONSEQUENTLY THE KNOCK-IN LEVEL AND STOCK REDEMPTION AMOUNT ARE SUBJECT TO ADJUSTMENT FOR CERTAIN CORPORATE EVENTS AFFECTING THE UNDERLYING SHARES. IT IS NOT POSSIBLE, HOWEVER, TO PREDICT THE CLOSING PRICE OF THE UNDERLYING SHARES ON THE DETERMINATION DATE OR AT ANY TIME DURING THE LIFE OF THE SECURITIES.

     In this Pricing Supplement, we have provided under the heading "Hypothetical Sensitivity Analysis of Total Return of the Securities at Maturity" the total return of owning the Securities through maturity for various hypothetical closing prices of the Underlying Shares on the determination date in the case where the knock-in level has been breached and in the case where the knock-in level has not been breached.

DO I GET ALL MY PRINCIPAL BACK AT MATURITY?

     You are not guaranteed to receive any return of principal at maturity. If the market price of Underlying Shares falls to or below the knock-in level at any time during regular business hours of the relevant exchange on any trading day during the life of the Securities from but not including the trade date up to and including the determination date, and the closing price of the Underlying Shares is below the initial price on the determination date, we will deliver to you Underlying Shares. The market value of the Underlying Shares at the time you receive those shares will be less than the principal amount of the Securities and could be zero.

IS THERE A LIMIT TO HOW MUCH I CAN EARN OVER THE LIFE OF THE SECURITIES?

     Yes. The amount payable under the terms of the Securities will never exceed the principal amount of the Securities payable at maturity plus interest payments you earn over the life of the Securities.

DO I BENEFIT FROM ANY APPRECIATION IN THE UNDERLYING SHARES OVER THE LIFE OF THE SECURITIES?

     No. The amount paid at maturity for each $1,000 principal amount of the Securities will not exceed $1,000. As a result, if the Underlying Shares have appreciated above their price level at November 10, 2005, the payment you receive at maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

     You can purchase Securities in $1,000 denominations or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR THE SECURITIES?

     We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be limited. You should be willing to hold your Securities until the maturity date.

     Although they are not required to do so, we have been informed by our affiliates that when this offering is complete, they intend to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliates do make such a market in the Securities, they may stop doing so at any time.

     In connection with any secondary market activity in the Securities, our affiliates may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliates are not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

     In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliates have charged in consideration for assuming the risks inherent in managing the hedging the transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds."

TELL ME MORE ABOUT ABN AMRO BANK N.V. AND ABN AMRO HOLDING N.V.

     ABN AMRO Bank N.V. is a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of 3,870 offices and branches in 58 countries and territories as of year-end 2004. We are one of the largest banking groups in the world, with total consolidated assets of EUR 608.6 billion at December 31, 2004. We are the largest banking group in the Netherlands and we have a substantial presence in Brazil and the Midwestern United States, our three "home markets". We are one of the largest foreign banking groups in the United States, based on total assets held as of December 31, 2004. We are listed on Euronext and the New York Stock Exchange among others.

     ABN AMRO Holding N.V. is the parent company of ABN AMRO Bank N.V. Holding's main purpose is to own the Bank and its subsidiaries. All of the Securities issued by the Bank hereunder will be fully and unconditionally guaranteed by Holding.

WHERE CAN I FIND OUT MORE ABOUT JETBLUE?

     Because the Underlying Shares are registered under the Securities Exchange Act of 1934, as amended, JetBlue is required to periodically file certain financial and other information specified by the Commission which is available to the public. You should read "Public Information Regarding the Underlying Shares" in this Pricing Supplement to learn how to obtain public information regarding the Underlying Shares and other important information. The historical intra-day high, low and closing prices of the Underlying Shares since 2002 are set forth under the heading "Public Information Regarding the Underlying Shares" in this Pricing Supplement.

WHO WILL DETERMINE WHETHER THE CLOSING PRICE OF THE UNDERLYING SHARES HAS FALLEN TO OR BELOW THE KNOCK-IN LEVEL, THE CLOSING PRICE OF THE UNDERLYING SHARES ON THE DETERMINATION DATE, THE STOCK REDEMPTION AMOUNT AND THE INITIAL PRICE?

     We have appointed ABN AMRO Incorporated, which we refer to as AAI, to act as calculation agent for the JPMorgan Chase Bank, the trustee for the Securities. As calculation agent, AAI will determine whether the market price of the Underlying Shares has fallen to or below the knock-in level, the closing price of the Underlying Shares on the determination date, the stock redemption amount and the initial price. The calculation agent may adjust the initial price of the Underlying Shares and consequently the stock redemption amount and knock-in level, which we describe in the section called "Description of Securities -- Adjustment Events."

WHO INVESTS IN THE SECURITIES?

     The Securities are not suitable for all investors. The Securities might be considered by investors who:

o seek a higher interest rate than the current dividend yield on the Underlying Shares or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating;

o are willing to accept the risk of owning equity in general and the Underlying Shares in particular and the risk that they could lose their entire investment;

o do not expect to participate in any appreciation in the price of the Underlying Shares; and

o    and are willing to hold the Securities until maturity.

     You should carefully consider whether the Securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE SOME OF THE RISKS IN OWNING THE SECURITIES?

     Investing in the Securities involves a number of risks. We have described the most significant risks relating to the Securities under the heading "Risk Factors" in this Pricing Supplement which you should read before making an investment in the Securities.

     Some selected risk considerations include:

o CREDIT RISK. Because you are purchasing a security from us, you are assuming our credit risk. In addition, because the Securities are fully and unconditionally guaranteed by Holding, you are assuming the credit risk of Holding in the event that we fail to make any payment or delivery required by the terms of the Securities.

o PRINCIPAL RISK. The Securities are not principal protected, which means there is no guaranteed return of principal. If the market price of the Underlying Shares falls to or below the knock-in level at any time during the life of the Securities and the closing price on the determination date is less than the initial price, we will deliver to you a fixed number of Underlying Shares with a market value less than the principal amount of the Securities, which value may be zero.

o LIQUIDITY AND MARKET RISK. We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be limited. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

WHAT IF I HAVE MORE QUESTIONS?

     You should read the "Description of Securities" in this Pricing Supplement for a detailed description of the terms of the Securities. The Securities are senior notes issued as part of our Series A medium-term note program and guaranteed by Holding. The Securities offered by the Bank will constitute the Bank's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantee of Holding will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations. You can find a general description of our Series A medium-term note program in the accompanying Prospectus Supplement. We also describe the basic features of this type of note in the sections called "Description of Notes" and "Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices".

     You may contact our principal executive offices at Gustav Mahleraan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (54-20) 628-9393.

                                  RISK FACTORS

     The Securities are not secured debt and are riskier than ordinary debt securities. There is no guaranteed return of principal. Investing in the Securities is not the equivalent of investing directly in the Underlying Shares. This section describes the most significant risks relating to the Securities. YOU SHOULD CAREFULLY CONSIDER WHETHER THE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE YOU DECIDE TO PURCHASE THEM. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

THE SECURITIES ARE NOT ORDINARY SENIOR NOTES; THERE IS NO GUARANTEED RETURN OF PRINCIPAL

     The Securities combine limited features of debt and equity. The terms of the Securities differ from those of ordinary debt securities in that we will not pay you a fixed principal amount in cash at maturity if the market price of the Underlying Shares has fallen to or below the knock-in level at any time during regular business hours of the relevant exchange on any trading day from but not including the trade date to and including the determination date and, in addition, the closing price of the Underlying Shares is below the initial price on the determination date. In such event, we will exchange each Security you hold for a number of Underlying Shares equal to $1,000 divided by the initial price, as determined by the calculation agent. If, therefore, the closing price of the Underlying Shares on the determination date is less than the initial price (and the knock-in level has been previously breached), we will deliver to you a number of Underlying Shares with a market value less than the principal amount of the Securities, and which value may be zero. You cannot predict the future performance of the Underlying Shares based on their historical performance. ACCORDINGLY, YOU COULD LOSE SOME OR ALL OF THE AMOUNT YOU INVEST IN THE SECURITIES.

THE SECURITIES WILL NOT PAY MORE THAN THE STATED PRINCIPAL AMOUNT AT MATURITY

     The amount paid at maturity of the Securities in cash or Underlying Shares will not exceed the principal amount of the Securities. If the closing price of the Underlying Shares on the determination date is equal to or exceeds the initial price (regardless of whether the knock-in level has been previously breached), you will receive the principal amount of the Securities irrespective of any appreciation in the share price. You will not receive Underlying Shares or any other asset equal to the value of the Underlying Shares. As a result, if the Underlying Shares have appreciated above their closing price level at November 10, 2005, the payment you receive at maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

WE DO NOT INTEND TO LIST THE SECURITIES ON ANY SECURITIES EXCHANGE; SECONDARY TRADING MAY BE LIMITED

     You should be willing to hold your Securities until the maturity date. We do not intend to list the Securities on any securities exchange; accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be limited. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Upon completion of the offering, our affiliates have informed us that they intend to purchase and sell the Securities from time to time in off-exchange transactions, but they are not required to do so. If our affiliates do make such a market in the Securities, they may stop doing so at any time. In addition, the total aggregate principal amount of the Securities being offered was not purchased by investors in the offering. One or more of our affiliates has agreed to purchase the unsold portion, which does not exceed $280,000, for its own investment. Such affiliate or affiliates intend to hold the Securities for investment for at least 30 days, which may affect the supply of Securities available for secondary trading and therefore adversely effect the price of the Securities in any secondary trading.

MARKET PRICE OF THE SECURITIES INFLUENCED BY MANY UNPREDICTABLE FACTORS

     The value of the Securities may move up and down between the date you purchase them and the determination date when the calculation agent determines the amount to be paid to the holders of the Securities on the maturity date.

     Several factors, many of which are beyond our control, will influence the value of the Securities, including:

     o the market price of the Underlying Shares, in particular, whether the market price of the Underlying Shares has fallen to or below the knock-in level;

     o the volatility (frequency and magnitude of changes) in the price of the Underlying Shares;

     o the dividend rate on the Underlying Shares. While dividend payments on the Underlying Shares, if any, are not paid to holders of the Securities, such payments may have an influence on the market price of the Underlying Shares and therefore on the Securities;

     o    interest and yield rates in the market;

     o economic, financial, political and regulatory or judicial events that affect the stock markets generally and which may affect the closing price of the Underlying Shares and/or the Securities;

     o    the time remaining to the maturity of the Securities; and

     o the creditworthiness of the Bank as issuer of the Securities and Holding as the guarantor of the Bank's obligations under the Securities. Any person who purchases the Securities is relying upon the creditworthiness of the Bank and Holding and has no rights against any other person. The Securities constitute the general, unsecured and unsubordinated contractual obligations of the Bank and Holding.

     Some or all of these factors will influence the price that you will receive if you sell your Securities in the secondary market, if any, prior to maturity. For example, you may have to sell your Securities at a substantial discount from the principal amount if at the time of sale the market price of the Underlying Shares is at, below, or not sufficiently above the knock-in level. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices."

THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

     Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities, as well as the profit component included in the cost of hedging our obligations under the Securities. In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

AN INCREASE IN THE VALUE OF THE UNDERLYING SHARES WILL NOT INCREASE THE RETURN ON YOUR INVESTMENT

     Owning the Securities is not the same as owning the Underlying Shares. Accordingly, the market value of your Securities may not have a direct relationship with the market price of the Underlying Shares, and changes in the market price of the Underlying Shares may not result in a comparable change in the market value of your Securities. If the price per Underlying Share increases above the initial price, the market value of the Securities may not increase. It is also possible for the price of the Underlying Shares to increase while the market price of the Securities declines.

POTENTIAL CONFLICTS OF INTEREST; NO SECURITY INTEREST IN THE UNDERLYING SHARES HELD BY US

     We and our affiliates may carry out hedging activities that minimize our risks related to the Securities, including trading in the Underlying Shares. In particular, on or prior to the date of this Pricing Supplement, we, through our affiliates, hedged our anticipated exposure in connection with the Securities by taking positions in the Underlying Shares, options contracts on Underlying Shares listed on major securities markets, and/or other instruments that we deemed appropriate in connection with such hedging. Such hedging is carried out in a manner designed to minimize any impact on the price of the Underlying Shares. Our purchase activity, however, could potentially have increased the initial price of the Underlying Shares, and therefore inadvertently increased the level below which we would be required to deliver to you at maturity Underlying Shares, which, in turn, would have a value less than the principal amount of your Securities.

     Through our affiliates, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling Underlying Shares, options contracts on Underlying Shares listed on major securities markets or positions in other securities or instruments that we may wish to use in connection with such hedging. Although we have no reason to believe that our hedging activity or other trading activities that we, or any of our affiliates, engage in or may engage in has had or will have a material impact on the price of the Underlying Shares, we cannot give you any assurance that we have not or will not affect such price as a result of our hedging or trading activities. It is possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the Securities may decline. We or one or more of our affiliates may also engage in trading the Underlying Shares and other investments relating to JetBlue on a regular basis as part of our or its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the price of the Underlying Shares and, therefore, the value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Shares. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely effect the value of the Securities. It is also possible that any advisory services that we or our affiliates provide in the course of any business with JetBlue or its affiliates could lead to actions on the part of the issuer of the stock which might adversely affect the value of the Underlying Shares.

     The indenture governing the Securities does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Underlying Shares acquired by us or our affiliates. Neither we nor Holding nor any of our affiliates will pledge or otherwise hold Underlying Shares for the benefit of holders of the Securities in order to enable the holders to exchange their Securities for Underlying Shares under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or Holding, as the case may be, any Underlying Shares that we or Holding own will be subject to the claims of our creditors or Holding's creditors generally and will not be available specifically for the benefit of the holders of the Securities.

NO SHAREHOLDER RIGHTS IN THE UNDERLYING SHARES

     As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of Underlying Shares would have.

     Because neither we nor Holding nor any of our affiliates are affiliated with JetBlue, we have no ability to control or predict the actions of JetBlue, including any corporate actions of the type that would require the calculation agent to adjust the initial price and consequently the knock-in level and stock redemption amount, and have no ability to control the public disclosure of these corporate actions or any other events or circumstances affecting JetBlue. JETBLUE IS NOT INVOLVED IN THE OFFER OF THE SECURITIES IN ANY WAY AND HAS NO OBLIGATION TO CONSIDER YOUR INTEREST AS AN OWNER OF THE SECURITIES IN TAKING ANY CORPORATE ACTIONS THAT MIGHT AFFECT THE VALUE OF YOUR SECURITIES. NONE OF THE MONEY YOU PAY FOR THE SECURITIES WILL GO TO JETBLUE.

INFORMATION REGARDING JETBLUE

     Neither we nor Holding nor any of our affiliates assume any responsibility for the adequacy of the information about JetBlue contained in this Pricing Supplement or in any of JetBlue's publicly available filings. AS AN INVESTOR IN THE SECURITIES, YOU SHOULD MAKE YOUR OWN INVESTIGATION INTO JETBLUE. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES HAVE ANY AFFILIATION WITH JETBLUE, AND ARE NOT RESPONSIBLE FOR JETBLUE'S PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE. We do not have any material non-public information about JetBlue as of the date of this Pricing Supplement although we or our subsidiaries may currently or from time to time engage in business with JetBlue, including extending loans to, or making equity investments in, or providing investment advisory services to JetBlue including merger and acquisition advisory services.

LIMITED ANTIDILUTION PROTECTION

     AAI, as calculation agent, will adjust the initial price and consequently the stock redemption amount and knock-in level for certain events affecting the Underlying Shares, such as stock splits and corporate actions. The calculation agent is not required to make an adjustment for every corporate action which affects the Underlying Shares. For example, the calculation agent is not required to make any adjustments if JetBlue or anyone else makes a partial tender or partial exchange offer for the Underlying Shares. IF AN EVENT OCCURS THAT DOES NOT REQUIRE THE CALCULATION AGENT TO ADJUST THE AMOUNT OF THE UNDERLYING SHARES PAYABLE AT MATURITY, THE MARKET PRICE OF THE SECURITIES MAY BE MATERIALLY AND ADVERSELY AFFECTED.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

     Certain of our affiliates have agreed to purchase for investment Securities with an aggregate principal amount not to exceed $280,000, which they intend to hold for a period of at least 30 days. As a result, upon completion of this offering, our affiliates will own up to approximately 10% of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

     In addition, if a substantial portion of the Securities held by our affiliates were to be offered for sale in the secondary market, if any, following this offering, the market price of the Securities may fall. The negative effect of such sales on the price of the Securities could be more pronounced if secondary trading in the Securities is limited or illiquid.

POTENTIAL CONFLICTS OF INTEREST BETWEEN HOLDERS OF SECURITIES AND THE CALCULATION AGENT

     As calculation agent, AAI will calculate the payout to you at maturity of the Securities. AAI and other affiliates may carry out hedging activities related to the Securities, including trading in the Underlying Shares, as well as in other instruments related to the Underlying Shares. AAI and some of our other affiliates also trade the Underlying Shares on a regular basis as part of their general broker dealer businesses. Any of these activities could influence AAI's determinations as calculation agent and any such trading activity could potentially affect the price of the Underlying Shares and, accordingly could effect the payout on the Securities. AAI IS AN AFFILIATE OF ABN AMRO BANK N.V.

     In addition, if certain reorganization events occur as defined under "Description of Securities--Adjustment Events" the calculation agent may adjust the initial price and consequently the knock-in level and stock redemption amount to reflect the new securities issued in such reorganization event. The calculation agent may make such adjustment based on its assessment of the market value and volatility of those new securities, which may adversely affect the value of the Securities. The calculation agent's adjustment to the Securities may be influenced by, among other things, our or our affiliates' hedging transactions with respect to the Securities and our or their ability to hedge our obligations under the Securities following those reorganization events. While we do not currently anticipate the occurrence of a reorganization event, there can be no assurance that a reorganization event will not occur or that the calculation agent's adjustments upon a reorganization event will not adversely affect the value of the Securities.

     Moreover, the issue price of the Securities includes the agents' commissions and certain costs of hedging our obligations under the Securities. Our affiliates through which we hedge our obligations under the Securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

TAX TREATMENT

     You should also consider the tax consequences of investing in the Securities. Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the U.S. Internal Revenue Service (the "IRS") or from the Dutch authorities regarding the tax treatment of the Securities, and the IRS, the Dutch authorities or a court may not agree with the tax treatment described in this Pricing Supplement. Please read carefully the section entitled "Taxation" in this Pricing Supplement. You should consult your tax advisor about your own situation.

                HYPOTHETICAL SENSITIVITY ANALYSIS OF TOTAL RETURN
                          OF THE SECURITIES AT MATURITY

     The following tables set out the total return to maturity of a Security, based on the assumptions outlined below and several variables, which include (a) whether the market price of the Underlying Shares has fallen to or below the knock-in level at any time during regular business hours of the relevant exchange on any trading day during the life of the Securities from but not including the trade date up to and including the determination date and (b) several hypothetical closing prices for the Underlying Shares on the determination date. The information in the tables is based on hypothetical market values for the Underlying Shares. We cannot predict the market price or the closing price of the Underlying Shares on the determination date or at any time during the life of the Securities. THE ASSUMPTIONS EXPRESSED BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE RETURNS SET FORTH IN THE TABLE MAY OR MAY NOT BE THE ACTUAL RATES APPLICABLE TO A PURCHASER OF THE SECURITIES.

ASSUMPTIONS

Initial Price:                      $19.49 (the closing price on November 10,
                                    2005, the date we priced the Securities;
                                    the initial price and consequently the
                                    knock-in level and stock redemption amount are subject to change as described under "Description of Securities - Adjustment
                                    Events").

Knock-in level:                     $11.69 (60% of the initial price)

Annual Interest on the Securities:  11.25%

Term of the Securities:             12 months

Exchange Factor:                    1.0 (we have assumed that no market
                                    disruption event occurs and the
                                    calculation agent does not need to
                                    adjust the exchange factor for any
                                    adjustment events during the term of
                                    the Securities).

PAYMENT AT MATURITY IF THE MARKET PRICE OF THE UNDERLYING SHARES FALLS TO OR BELOW THE KNOCK-IN LEVEL AT ANY TIME DURING REGULAR BUSINESS HOURS OF THE RELEVANT EXCHANGE ON ANY TRADING DAY DURING THE LIFE OF THE SECURITIES FROM BUT NOT INCLUDING THE TRADE DATE UP TO AND INCLUDING THE DETERMINATION DATE:

-------------------- ------------- -------------  -----------------------
      ASSUMED                          FOUR
      JETBLUE          VALUE OF      QUARTERLY        TOTAL RETURN(b)
 CLOSING PRICE ON     PAYMENT AT      INTEREST    -----------  ----------
 DETERMINATION DATE   MATURITY(a)    PAYMENTS(c)        $           %
-------------------- ------------- -------------  -----------  ----------
     +$19.49          $1,000.00       $112.50      $1,112.50     11.25%
      $19.49          $1,000.00       $112.50      $1,112.50     11.25%
      $19.00          $  974.85       $112.50      $1,087.35      8.74%
      $18.13          $  930.21       $112.50      $1,042.71      4.27%
      $17.30          $  887.63       $112.50      $1,000.13      0.01%
      $16.18          $  830.16       $112.50      $  942.66     -5.73%
      $15.37          $  788.60       $112.50      $  901.10     -9.89%
      $12.30          $  631.09       $112.50      $  743.59    -25.64%
      $ 8.61          $  441.76       $112.50      $  554.26    -44.57%
      $ 4.31          $  221.14       $112.50      $  333.64    -66.64%
      $ 2.16          $  110.83       $112.50      $  223.33    -77.67%
      $ 0.00          $    0.00       $112.50      $  112.50    -88.75%
-------------------- -------------  ------------- ------------ -----------

PAYMENT AT MATURITY IF THE MARKET PRICE OF THE UNDERLYING SHARES NEVER FALLS TO OR BELOW THE KNOCK-IN LEVEL AT ANY TIME DURING REGULAR BUSINESS HOURS OF THE RELEVANT EXCHANGE ON ANY TRADING DAY DURING THE LIFE OF THE SECURITIES FROM BUT NOT INCLUDING THE TRADE DATE UP TO AND INCLUDING THE DETERMINATION DATE:

-------------------- ------------- ------------- ---------------------

       ASSUMED                         FOUR
       JETBLUE          VALUE OF     QUARTERLY       TOTAL RETURN(b)
  CLOSING PRICE ON     PAYMENT AT    INTEREST    ----------- ---------
 DETERMINATION DATE   MATURITY(d)   PAYMENTS(c)       $         %
-------------------- ------------- ------------- ----------- ---------
      +$19.49          $1,000.00      $112.50     $1,112.50   11.25%
       $19.49          $1,000.00      $112.50     $1,112.50   11.25%
       $17.54          $1,000.00      $112.50     $1,112.50   11.25%
       $16.66          $1,000.00      $112.50     $1,112.50   11.25%
       $11.70          $1,000.00      $112.50     $1,112.50   11.25%
-------------------- ------------- ------------- ----------- ---------

----------

(a) Based on the assumptions set forth above, if the market price of the Underlying Shares falls to or below $11.69 at any time during regular business hours of the relevant exchange on any trading day from but not including the trade date up to and including the determination date and, in addition, the closing price of the Underlying Shares is less than $19.49 on the determination date, the payment at maturity will be made in Underlying Shares. For determining the value of the payment at maturity, we have assumed that the closing price of the Underlying Shares will be the same on the maturity date as on the determination date.

(b) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax adviser regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" and "Taxation" in this Pricing Supplement.

(c) Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of actual days elapsed. Accordingly, depending on the number of days in any quarterly interest payment period, the coupon payable in such period and, consequently, the total interest payable over the life of the Securities, may be less than the amount reflected in this column.

(d) Based on the assumptions set forth above, if the market price of the Underlying Shares never falls to or below $11.69 at any time during regular business hours of the relevant exchange on any trading day from but not including the trade date up to and including the determination date, the payment at maturity will be made in cash.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy these documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1250, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-700-732-0320 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports and other information regarding Holding that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information Holding has filed with the Commission by reference to file number 1-14624.

     This Pricing Supplement is part of a registration statement that we and Holding filed with the Commission. This Pricing Supplement omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The Commission allows us to incorporate by reference much of the information that we and Holding file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this Pricing Supplement is considered to be part of this Pricing Supplement. Because we and Holding are incorporating by reference future filings with the Commission, this Pricing Supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Pricing Supplement. This means that you must look at all of the Commission filings that we and Holding incorporate by reference to determine if any of the statements in this Pricing Supplement or in any document previously incorporated by reference have been modified or superseded. This Pricing Supplement incorporates by reference the documents listed below, all subsequent Annual Reports on Form 20-F filed by Holding, and any future filings that we or Holding make with the Commission (including any Form 6-K's that we or Holding subsequently file with the Commission) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are identified in such filing as being specifically incorporated by reference into Registration Statement No. 333-89136, of which this Pricing Supplement is a part, until we and Holding complete our offering of the Securities to be issued hereunder or, if later, the date on which any of our affiliates cease offering and selling these Securities:

     (a) the Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2004 filed on March 29, 2005;

     (b) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on March 30, 2005, containing (1) a press release entitled "ABN AMRO merges mortgage activities with Bouwfonds mortgage franchise", dated March 22, 2005, (2) a press release entitled "ABN AMRO reports 2004 IFRS results based on full implementation of IFRS: Net profit under IFRS 4.9% lower than under Dutch GAAP", dated March 30, 2005, and (3) a press release entitled ABN AMRO to offer EUR 25 per share in cash for Banca Antonveneta", dated March 30, 2005;

     (c) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on April 15, containing (1) a press release entitled "ABN AMRO receives approval from CONSOB for its cash offer for Banca Antonveneta", dated April 14, 2005, and (2) a press release entitled "ABN AMRO announces preliminary first quarter results; net profit approximately EUR 890 mln", dated April 15, 2005;

     (d) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on April 28, 2005 containing (1) a press release entitled "ABN AMRO reports first quarter 2005 results: Net operating profit up 16.1% compared with first quarter 2004", dated April 27, 2005, (2) Consolidated Ratio of Earnings to Fixed Charges Calculated under IFRS for Three Months Period Ended March 31, 2005, (3) a press release entitled "BNP Paribas Private Bank to acquire Nachenius, Tjeenk & Co. N.V. from ABN AMRO", dated May 2, 2005, and (4) a press release entitled "ABN AMRO: Bank of Italy approves increase stake in Banca Antonveneta to 20%", dated May 2, 2005;

     (e) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on June 13, 2005, containing (1) a press release entitled "ABN AMRO General Meeting of Shareholders 2004: dividend and appointment members Supervisory Board", dated April 28, 2005, (2) a press release entitled "European Commission approves ABN AMRO planned offer for Banca Antonveneta", dated April 28, 2005, (3) a press release entitled "ABN AMRO: Bank of Italy approves offer for Banca Antonveneta", dated May 6, 2005, (4) a press release entitled "ABN AMRO opens acceptance period for offer for Banca Antonveneta on Thursday 19 May", dated May 16, 2005, (5) a press release entitled "Final dividend 2004 ABN AMRO Holding N.V.", dated May 19, 2005, and (6) a press release entitled "ABN AMRO increases cash offer for Banca Antonveneta to EUR 26.50, extends offer period", dated June 10, 2005;

     (f) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on July 1, 2005, containing (1) a press release entitled "ABN AMRO to acquire additional 3.86% in Banco ABN AMRO Real from Banca Intesa", dated June 16, 2005, (2) a press release entitled "ABN AMRO changes internal structure in the Netherlands", dated June 21, 2005, and (3) a press release entitled "ABN AMRO Asset Management completes sale of ABN AMRO Trust and Management Service Companies to Equity Trust", dated June 30, 2005;

     (g) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on July 8, 2005, containing (1) a press release entitled "ABN AMRO announces acquisition of Priory Group", dated July 5, 2005, (2) a press release entitled "ABN AMRO extends acceptance period Banca Antonveneta offer", dated July 5, 2005, and (3) a press release entitled "ABN AMRO announces sale & leaseback of London office", dated July 7, 2005;

     (h) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on August 2, 2005, containing (1) a press release entitled "ABN AMRO reports first half 2005 results: Net profit up 9.8% compared with the first half of 2004", dated August 1, 2005, (2) Consolidated Ratio of Earnings to Fixed Charges Calculated under IFRS for Six Months Period Ended June 30, 2005, (3) a press release entitled "ABN AMRO obtains 6,283,038 (2.88%) shares of Banca Antonveneta in tender offer", dated July 25, 2005, and (4) a press release entitled "ABN AMRO increases stake in Banca Antonveneta to 29,98%", dated July 15, 2005;

     (i) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on September 26, 2005 containing (1) a press release entitled "Interim dividend 2005 ABN AMRO Holding N.V.", dated August 24, 2005, (2) a press release entitled "ABN AMRO to launch Netherlands' first-ever structured covered bond programme", dated August 30, 2005, (3) a press release entitled "ABN AMRO signs contracts with IT vendors", dated September 1, 2005, and (4) a press release entitled "ABN AMRO to acquire controlling stake in Banca Antonveneta", dated September 26, 2005;

     (j) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on October 3, 2005 containing (1) Consolidated balance sheet at June 30, 2005 and December 31, 2005 and Consolidated Income Statement for the six months ended June 30, 2005 and June 30, 2004 under Dutch GAAP, (2) Discussion of Results as Determined under Dutch GAAP for the 6 months ended June 30, 2005 compared to the 6 months ended June 30, 2004, (3) Reconciliation of Dutch GAAP Net Profit and Shareholders' Equity to U.S. GAAP for the 6 months ended June 30, 2005 and June 30, 2004, (4) Consolidated Dutch GAAP Cash Flow Statement for the 6 months ended June 30, 2005 and June 30, 2004, (5) Changes in Shareholders Equity under Dutch GAAP, (6) Condensed Dutch GAAP Consolidating Information, (7) Dutch GAAP to U.S. GAAP Reconciliation for the 3 previous years, and (8) Consolidated Ratios of Earnings to Fixed Charges;

     (k) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on October 14, 2005 containing a press release entitled "ABN AMRO further aligns Group structure to realise profitable growth potential", dated October 14, 2005; and

     (l) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on November 1, 2005 containing (1) a press release entitled "ABN AMRO reports first nine months 2005 results: Net profit attributable to shareholders up 18.4% compared with first nine months of 2004", dated October 31, 2005, and
(2) Consolidated Ratio of Earnings to Fixed Charges Calculated under IFRS for Nine Months Period Ended September 30, 2005.

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (54-20) 628
3842).


               PUBLIC INFORMATION REGARDING THE UNDERLYING SHARES

     According to publicly available documents, JetBlue is a low-cost passenger airline that provides low fares primarily on point-to-point routes.

     The Underlying Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1250, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-700-732-0320. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by JetBlue pursuant to the Exchange Act can be located by reference to Commission file number 000-49728.

     In addition, information regarding JetBlue may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

     THIS PRICING SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SHARES OR OTHER SECURITIES OF JETBLUE. WE HAVE DERIVED ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING JETBLUE FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER WE NOR HOLDING NOR THE AGENTS HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO JETBLUE IN CONNECTION WITH THE OFFERING OF THE SECURITIES. NEITHER WE NOR HOLDING NOR THE AGENTS MAKE ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING JETBLUE ARE ACCURATE OR COMPLETE. FURTHERMORE, NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF THE UNDERLYING SHARES (AND THEREFORE THE INITIAL PRICE AND THE KNOCK-IN LEVEL AND STOCK REDEMPTION AMOUNT) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING JETBLUE COULD AFFECT THE VALUE YOU WILL RECEIVE ON THE MATURITY DATE WITH RESPECT TO THE SECURITIES AND THEREFORE THE TRADING PRICES OF THE SECURITIES. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES HAVE ANY OBLIGATION TO DISCLOSE ANY INFORMATION ABOUT JETBLUE AFTER THE DATE OF THIS PRICING SUPPLEMENT.

     NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU AS TO THE PERFORMANCE OF THE UNDERLYING SHARES.

     We and/or our affiliates may presently or from time to time engage in business with JetBlue, including extending loans to, or making equity investments in, or providing advisory services to JetBlue, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to JetBlue and, in addition, one or more of our affiliates may publish research reports with respect to JetBlue. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. AS A PROSPECTIVE PURCHASER OF A SECURITY, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF JETBLUE AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE UNDERLYING SHARES.

HISTORICAL INFORMATION

     The Underlying Shares are traded on the Nasdaq National Market under the symbol "JBLU". The following table sets forth the published intra-day high, low and closing prices of the Underlying Shares since April 12, 2002 (the date on which JetBlue began trading on the Nasdaq National Market). We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the Underlying Shares as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF THE UNDERLYING SHARES WILL NOT DECREASE, SUCH THAT WE WILL DELIVER UNDERLYING SHARES AT MATURITY.

                                                                        CLOSING
PERIOD                                             HIGH       LOW        PRICE
------                                             ----       ---        -----
200
  Second Quarter (from April 12, 2002).........  $24.5111   $12.0000   $20.2489
  Third Quarter................................  $21.5778   $16.0000   $17.9244
  Fourth Quarter...............................  $18.8889   $13.2222   $18.0000

2003
  First Quarter................................  $19.9733   $15.4333   $18.4733
  Second Quarter...............................  $28.5400   $18.1600   $27.9867
  Third Quarter................................  $41.7333   $27.5467   $40.5867
  Fourth Quarter...............................  $47.1467   $25.4400   $26.5200

2004
  First Quarter................................  $29.3700   $20.2900   $25.2500
  Second Quarter...............................  $31.0000   $24.0100   $29.3800
  Third Quarter................................  $29.3700   $20.1000   $20.9200
  Fourth Quarter...............................  $26.3200   $19.8700   $23.2200

2005
  First Quarter................................  $23.4600   $17.0600   $19.0400
  Second Quarter...............................  $23.4500   $18.0600   $20.4400
  Third Quarter................................  $22.8500   $17.0900   $17.6000
  Fourth Quarter (through November 10, 2005)...  $20.2500   $17.0100   $19.4900

     Neither we nor Holding make any representation as to the amount of dividends, if any, that JetBlue will pay in the future. In any event, as a holder of a Security, you will not be entitled to receive dividends, if any, that may be payable on the Underlying Shares.

                            DESCRIPTION OF SECURITIES

     Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term "Security" refers to each $1,000 principal amount of our 11.25% Knock-in Reverse Exchangeable Securities due November 16, 2006 linked to common stock of the Underlying Company and fully and unconditionally guaranteed by Holding.

Principal Amount:......................   $2,800,000

Underlying Shares......................   The common stock of the Underlying
                                          Company, $0.01 par value per share.

Underlying Company.....................   JetBlue Airways Corporation

Original Issue Date (Settlement Date)..   November 16, 2005

Issue Price............................   100%

Initial Price..........................   $19.49 (the Closing Price per
                                          Underlying Share when we priced the
                                          Securities on November 10, 2005,
                                          divided by the Exchange Factor).

Knock-in Level.........................   60% of the Initial Price, which will
                                          be determined by the Calculation
                                          Agent. The Initial Price and
                                          consequently the Knock-in Level may be
                                          adjusted for certain corporate events
                                          affecting the Underlying Company.

Maturity Date..........................   November 16, 2006

Specified Currency.....................   U.S. Dollars

CUSIP..................................   00079FMZ2

Denominations..........................   The Securities may be purchased in
                                          denominations of $1,000 and integral
                                          multiples thereof.

Form of Securities.....................   The Securities will be represented by
                                          a single registered global security,
                                          deposited with the Depository Trust
                                          Company.

Guarantee..............................   The payment and delivery obligations
                                          of ABN AMRO Bank N.V. under the
                                          Securities, when and as they shall
                                          become due and payable, whether at
                                          maturity or upon acceleration, are
                                          fully and unconditionally guaranteed
                                          by ABN AMRO Holding N.V.

Interest Rate..........................   11.25% per annum, payable quarterly in
                                          arrears on February 16, 2006, May 16,
                                          2006, August 16, 2006 and November 16,
                                          2006, which shall represent (a) an
                                          interest coupon of 4.67% per annum and
                                          (b) an option premium of 6.58% per
                                          annum.

Payment at Maturity....................   If the Market Price per Underlying
                                          Share has not fallen to or below the
                                          Knock-in Level at any time during
                                          regular business hours of the Relevant
                                          Exchange on any Trading Day from but
                                          not including the Trade Date to and
                                          including the Determination Date, we
                                          will pay you the principal amount of
                                          each Security in cash. If the Market
                                          Price per Underlying Share has fallen
                                          to or below the Knock-in Level at any
                                          time during regular business hours of
                                          the Relevant Exchange on any Trading
                                          Day from but not including the Trade
                                          Date to and including the
                                          Determination Date, then (i) if the
                                          Closing Price per Underlying Share on
                                          the Determination Date is below the
                                          Initial Price, we will deliver to you,
                                          in exchange for each Security, a
                                          number of Underlying Shares equal to
                                          the Stock Redemption Amount or (ii) if
                                          the Closing Price per Underlying Share
                                          on the Determination Date is at or
                                          above the Initial Price, we will pay
                                          you the principal amount of each
                                          Security in cash. We will pay cash in
                                          lieu of delivering fractional
                                          Underlying Shares in an amount equal
                                          to the corresponding fractional
                                          Closing Price of the Underlying
                                          Shares, as determined by the
                                          Calculation Agent on the Determination
                                          Date.

                                          Following a Reorganization Event, the
                                          amount payable at maturity is subject
                                          to adjustments as described below
                                          under "--Adjustment Events."

Stock Redemption Amount................   The Calculation Agent will determine
                                          the Stock Redemption Amount on the
                                          Determination Date by dividing $1,000
                                          by the Initial Price of the Underlying
                                          Shares. The Initial Price and
                                          consequently the Stock Redemption
                                          Amount may be adjusted for certain
                                          corporate events affecting the
                                          Underlying Company. The interest
                                          payment on the Securities at maturity
                                          will be paid in cash.

Determination Date.....................   The third scheduled Trading Day prior
                                          to the Maturity Date; provided that if
                                          such day is not a Trading Day, or if a
                                          Market Disruption Event has occurred
                                          on such a Trading Day, the
                                          Determination Date shall be the
                                          immediately succeeding Trading Day;
                                          provided, further, that the
                                          Determination Date shall be no later
                                          than the second scheduled Trading Day
                                          preceding the Maturity Date,
                                          notwithstanding the occurrence of a
                                          Market Disruption Event on such second
                                          scheduled Trading Day.

Trade Date.............................   The date on which we price the
                                          Securities and set the Initial Price.

Market Price...........................   On any Trading Day and as of any time
                                          during the regular business hours of
                                          the Relevant Exchange, the latest
                                          reported sale price of an Underlying
                                          Share (or any other security for which
                                          a Market Price must be determined) on
                                          such Relevant Exchange at such time.

Closing Price..........................   If the Underlying Shares (or any other
                                          security for which a closing price
                                          must be determined) are listed on a
                                          U.S. securities exchange registered
                                          under the Exchange Act, are securities
                                          of The Nasdaq National Market or are
                                          included in the OTC Bulletin Board
                                          Service, which we refer to as the OTC
                                          Bulletin Board (operated by the
                                          National Association of Securities
                                          Dealers, Inc.), the Closing Price for
                                          one Underlying Share (or one unit of
                                          any such other security) on any
                                          Trading Day means (i) the last
                                          reported sale price, regular way, in
                                          the principal trading session on such
                                          day on the principal securities
                                          exchange on which the Underlying
                                          Shares (or any such other security)
                                          are listed or admitted to trading or
                                          (ii) if not listed or admitted to
                                          trading on any such securities
                                          exchange or if such last reported sale
                                          price is not obtainable (even if the
                                          Underlying Shares, or other such
                                          security, are listed or admitted to
                                          trading on such securities exchange),
                                          the last reported sale price in the
                                          principal trading session on the
                                          over-the-counter market as reported on
                                          The Nasdaq National Market or OTC
                                          Bulletin Board on such day. If the
                                          last reported sale price is not
                                          available pursuant to clause (i) or
                                          (ii) of the preceding sentence, the
                                          Closing Price for any Trading Day
                                          shall be the mean, as determined by
                                          the Calculation Agent, of the bid
                                          prices for the Underlying Shares (or
                                          any such other security) obtained from
                                          as many dealers in such security
                                          (which may include AAI or LFS or any
                                          of our other affiliates), but not
                                          exceeding three, as will make such bid
                                          prices available to the Calculation
                                          Agent. A "security of The Nasdaq
                                          National Market" shall include a
                                          security included in any successor to
                                          such system and the term "OTC Bulletin
                                          Board Service" shall include any
                                          successor service thereto.

Relevant Exchange......................   The primary U.S. securities organized
                                          exchange or market of trading for the
                                          Underlying Shares. If a Reorganization
                                          Event has occurred, the Relevant
                                          Exchange will be the stock exchange or
                                          securities market on which the
                                          Exchange Property (as defined below
                                          under "--Adjustment Events") that is a
                                          listed equity security is principally
                                          traded as determined by the
                                          Calculation Agent.

Trading Day............................   A day, as determined by the
                                          Calculation Agent, on which trading is
                                          generally conducted on the Relevant
                                          Exchange.

Book Entry Note or Certificated Note...   Book Entry

Trustee................................   JPMorgan Chase Bank

Market Disruption Event................   Means, with respect to the any
                                          securities for which a Closing Price
                                          must be determined:

                                          (i)  either:

                                               (x) any suspension of or
                                                   limitation imposed on trading
                                                   in such securities by the
                                                   primary exchange therefore or
                                                   otherwise and whether by
                                                   reason of movements in price
                                                   exceeding limits permitted by
                                                   such exchange or otherwise or
                                                   by any exchange or quotation
                                                   system on which trading in
                                                   futures or options contracts
                                                   relating such securities is
                                                   executed, or

                                               (y) any event (other than an
                                                   event described in clause (z)
                                                   below) that disrupts or
                                                   impairs (as determined by the
                                                   Calculation Agent) the
                                                   ability of market
                                                   participants in general (1)
                                                   to effect transactions in or
                                                   obtain market values for such
                                                   securities on the primary
                                                   exchange therefore or (2) to
                                                   effect transactions in or
                                                   obtain market values for
                                                   futures or options contracts
                                                   relating to such securities
                                                   on any other exchange, or

                                               (z) the closure on any Trading
                                                   Day of the primary exchange
                                                   for such securities, or any
                                                   exchange or quotation system
                                                   on which trading in future or
                                                   options relating such
                                                   securities is executed, prior
                                                   to its scheduled closing time
                                                   unless such earlier closing
                                                   time is announced by such
                                                   exchange at least one hour
                                                   prior to the earlier of (1)
                                                   the actual closing time for
                                                   the regular trading session
                                                   on such exchange on such
                                                   Trading Day and (2) the
                                                   submission deadline for
                                                   orders to be entered into
                                                   such exchange for execution
                                                   on such Trading Day; and

                                          (ii) a determination by the
                                               Calculation Agent in its sole
                                               discretion that the event
                                               described in clause (i) above
                                               materially interfered with our
                                               ability or the ability of any
                                               of our affiliates to unwind or
                                               adjust all or a material portion
                                               of the hedge with respect to the
                                               Securities.

                                          For purposes of determining whether a
                                          market disruption event has occurred:
                                          (1) a limitation on the hours or
                                          number of days of trading will not
                                          constitute a market disruption event
                                          if it results from an announced change
                                          in the regular business hours of the
                                          relevant exchange; (2) a decision to
                                          permanently discontinue trading in the
                                          relevant futures or options contract
                                          will not constitute a market
                                          disruption event; (3) limitations
                                          pursuant to New York Stock Exchange
                                          Inc. Rule 70A (or any applicable rule
                                          or regulation enacted or promulgated
                                          by the New York Stock Exchange Inc.,
                                          any other self-regulatory organization
                                          or the Commission of similar scope as
                                          determined by the calculation agent)
                                          on trading during significant market
                                          fluctuations shall constitute a
                                          suspension, absence or material
                                          limitation of trading; (4) a
                                          suspension of trading in a futures or
                                          options contract on such securities by
                                          the primary securities market trading
                                          in such futures or options, if
                                          available, by reason of (x) a price
                                          change exceeding limits set by such
                                          securities exchange or market, (y) an
                                          imbalance of orders relating to such
                                          contracts or (z) a disparity in bid
                                          and ask quotes relating to such
                                          contracts will constitute a
                                          suspension, absence or material
                                          limitation of trading in futures or
                                          options contracts related to such
                                          securities; and (5) a suspension,
                                          absence or material
                                          limitation of trading on the primary
                                          securities market on which futures or
                                          options contracts related to such
                                          securities are traded will not include
                                          any time when such securities market
                                          is itself closed for trading under
                                          ordinary circumstances.

                                          The Calculation Agent shall as soon as
                                          reasonably practicable under the
                                          circumstances notify us, the trustee,
                                          the Depository Trust Company and the
                                          agents of the existence or occurrence
                                          of a Market Disruption Event on any
                                          day that but for the occurrence or
                                          existence of a Market Disruption Event
                                          would have been the Determination
                                          Date.

Exchange Factor........................   The Exchange Factor will be set
                                          initially at 1.0, but will be subject
                                          to adjustment upon the occurrence of
                                          certain corporate events affecting the
                                          Underlying Shares. See "Adjustment
                                          Events" below.

Adjustment Events......................   The Exchange Factor or the amounts
                                          paid at maturity will be adjusted as
                                          follows:

                                          1.   If the Underlying Shares are
                                               subject to a stock split or
                                               reverse stock split, then once
                                               such split has become effective,
                                               the Exchange Factor will be
                                               proportionally adjusted.

                                          2.   If the Underlying Shares are
                                               subject (i) to a stock dividend
                                               (issuance of additional
                                               Underlying Shares) that is given
                                               ratably to all holders of
                                               Underlying Shares or (ii) to a
                                               distribution of the Underlying
                                               Shares as a result of the
                                               triggering of any provision of
                                               the corporate charter of the
                                               Underlying Company, in each case
                                               other than a stock split
                                               described in paragraph 1, then
                                               once the dividend has become
                                               effective and the Underlying
                                               Shares are trading ex-dividend,
                                               the Exchange Factor will be
                                               proportionally adjusted.

                                          3.   There shall be no adjustments to
                                               the Exchange Factor to reflect
                                               cash dividends or other
                                               distributions paid with respect
                                               to the Underlying Shares unless
                                               such cash dividends or other
                                               distributions constitute
                                               Extraordinary Dividends as
                                               described below (except that
                                               distributions described in
                                               paragraph 2 above shall not be
                                               subject to this paragraph). A
                                               cash dividend or other
                                               distribution with respect to the
                                               Underlying Shares shall be deemed
                                               to be an "Extraordinary Dividend"
                                               if such dividend or other
                                               distribution exceeds the
                                               immediately preceding
                                               non-Extraordinary Dividend for
                                               the Underlying Shares by an
                                               amount equal to at least 10% of
                                               the Closing Price of the
                                               Underlying Shares (as adjusted
                                               for any subsequent corporate
                                               event requiring an adjustment
                                               hereunder, such as a stock split
                                               or reverse stock split) on the
                                               Trading Day preceding the
                                               ex-dividend date for the payment
                                               of such Extraordinary Dividend
                                               (the "ex-dividend date"). If an
                                               Extraordinary Dividend occurs
                                               with respect to the Underlying
                                               Shares, the Exchange Factor with
                                               respect to the Underlying Shares
                                               will be adjusted on the
                                               ex-dividend date with respect to
                                               such Extraordinary Dividend so
                                               that the new Exchange Factor will
                                               equal the product of (i) the then
                                               current Exchange Factor and (ii)
                                               a fraction, the numerator of
                                               which is the Closing Price on the
                                               Trading Day preceding the
                                               ex-dividend date, and the
                                               denominator of which is the
                                               amount by which the Closing Price
                                               on the Trading Day preceding the
                                               ex-dividend date exceeds the
                                               Extraordinary Dividend Amount.
                                               The "Extraordinary Dividend
                                               Amount" with respect to an
                                               Extraordinary Dividend for the
                                               Underlying Shares shall equal (i)
                                               in the case of cash dividends or
                                               other distributions that
                                               constitute regular dividends, the
                                               amount per share of such
                                               Extraordinary Dividend minus the
                                               amount per share of the
                                               immediately preceding
                                               non-Extraordinary Dividend for
                                               the

                                               Underlying Shares or (ii) in the
                                               case of cash dividends or other
                                               distributions that do not
                                               constitute regular dividends, the
                                               amount per share of such
                                               Extraordinary Dividend. To the
                                               extent an Extraordinary Dividend
                                               is not paid in cash, the value of
                                               the non-cash component will be
                                               determined by the calculation
                                               agent, whose determination shall
                                               be conclusive. A distribution on
                                               the Underlying Shares described
                                               in clause (A), clause (D) or
                                               clause (E) in the definitions of
                                               "Reorganization Event" of
                                               paragraph 5 below that also
                                               constitutes an Extraordinary
                                               Dividend shall not cause an
                                               adjustment to the Exchange Factor
                                               pursuant to this paragraph 3.

                                          4.   If the Underlying Company issues
                                               rights or warrants to all holders
                                               of the Underlying Shares to
                                               subscribe for or purchase
                                               Underlying Shares at an exercise
                                               price per share less than the
                                               closing price of the Underlying
                                               Shares on both (i) the date the
                                               exercise price of such rights or
                                               warrants is determined and (ii)
                                               the expiration date of such
                                               rights or warrants, and if the
                                               expiration date of such rights or
                                               warrants precedes the maturity of
                                               this Note, then the Exchange
                                               Factor shall be adjusted to equal
                                               the product of the prior Exchange
                                               Factor and a fraction, the
                                               numerator of which shall be the
                                               number of Underlying Shares
                                               outstanding immediately prior to
                                               the issuance of such rights or
                                               warrants plus the number of
                                               additional Underlying Shares
                                               offered for subscription or
                                               purchase pursuant to such rights
                                               or warrants and the denominator
                                               of which shall be the number of
                                               Underlying Shares outstanding
                                               immediately prior to the issuance
                                               of such rights or warrants plus
                                               the number of additional
                                               Underlying Shares which the
                                               aggregate offering price of the
                                               total number of shares of the
                                               Underlying Shares so offered for
                                               subscription or purchase pursuant
                                               to such rights or warrants would
                                               purchase at the closing price on
                                               the expiration date of such
                                               rights or warrants, which shall
                                               be determined by multiplying such
                                               total number of shares offered by
                                               the exercise price of such rights
                                               or warrants and dividing the
                                               product so obtained by such
                                               Closing Price.

                                          5.   If a Reorganization Event (as
                                               defined below) occurs, the
                                               payment at maturity will depend
                                               on (i) whether the Market Price
                                               of the Underlying Shares fell to
                                               or below the Knock-in Level at
                                               any time during regular business
                                               hours of the Relevant Exchange on
                                               any Trading Day from but not
                                               including the Trade Date to and
                                               including one Trading Day prior
                                               to the date of the Reorganization
                                               Event (for purposes of this
                                               paragraph 5, we refer to such
                                               period as the "Relevant Period"),
                                               and (ii) the kind and amount of
                                               Exchange Property (as defined
                                               below) received by holders of
                                               Underlying Shares in the
                                               Reorganization Event.

                                               In the case where the Market
                                               Price of the Underlying Shares
                                               has fallen to or below the
                                               Knock-in Level at any time during
                                               regular business hours of the
                                               Relevant Exchange on any Trading
                                               Day during the Relevant Period,
                                               each holder of a Security will
                                               receive at maturity, in respect
                                               of each $1,000 principal amount
                                               of each Security, the lesser of:
                                               (i) $1,000 in cash or (ii)
                                               Exchange Property in an amount
                                               with a value equal to the product
                                               of the Stock Redemption Amount
                                               times the Transaction Value (as
                                               defined below).

                                               In the case where the Market
                                               Price of the Underlying Shares
                                               has not fallen to or below the
                                               Knock-in Level at any time during
                                               the regular business hours of the
                                               Relevant Exchange on any Trading
                                               Day during the Relevant Period,
                                               then the payment at maturity will
                                               depend upon
                                               the type of Exchange Property
                                               received by holders of Underlying
                                               Shares in accordance with the
                                               following:

                                               (i) If the Exchange Property
                                                   consists solely of equity
                                                   securities listed on a
                                                   securities exchange that, in
                                                   the opinion of the
                                                   Calculation Agent, maintains
                                                   sufficient liquidity for
                                                   trading in such Exchange
                                                   Property, then the payment at
                                                   maturity for each $1,000
                                                   principal amount of
                                                   Securities will depend on
                                                   whether the Market Price of
                                                   such Exchange Property has
                                                   fallen to or below the
                                                   Knock-in Level at any time
                                                   during the regular business
                                                   hours of the Relevant
                                                   Exchange on any Trading Day
                                                   commencing on the date of
                                                   such Reorganization Event to
                                                   and including the
                                                   Determination Date:

                                                   (a) If the Market Price of
                                                       such Exchange Property
                                                       has not fallen to or
                                                       below the Knock-in Level
                                                       at any time during the
                                                       regular business hours of
                                                       the Relevant Exchange on
                                                       each Trading Day
                                                       commencing on the date of
                                                       such Reorganization Event
                                                       to and including the
                                                       Determination Date, then
                                                       each holder of a Security
                                                       will receive the
                                                       principal amount of
                                                       $1,000 in cash; or

                                                   (b) If the Market Price of
                                                       such Exchange Property
                                                       has fallen to or below
                                                       the Knock-in Level at any
                                                       time during regular
                                                       business hours of the
                                                       Relevant Exchange on any
                                                       Trading Day commencing on
                                                       the date of such
                                                       Reorganization Event to
                                                       and including the
                                                       Determination Date, then
                                                       (x) if the Closing Price
                                                       of such Exchange Property
                                                       on the Determination Date
                                                       is below the Initial
                                                       Price, we will deliver to
                                                       you, in exchange for each
                                                       Security, Exchange
                                                       Property with a value
                                                       equal to the product of
                                                       the Stock Redemption
                                                       Amount times the
                                                       Transaction Value and (y)
                                                       if the Closing Price of
                                                       such Exchange Property on
                                                       the Determination Date is
                                                       at or above the Initial
                                                       Price, we will pay you
                                                       $1,000 in cash.

                                                   The Calculation Agent will
                                                   adjust the Initial Price and
                                                   consequently the Knock-in
                                                   Level to reflect the new
                                                   securities delivered in such
                                                   Reorganization Event and the
                                                   market value and volatility
                                                   levels of such securities and
                                                   any Exchange Factor
                                                   adjustments to the Initial
                                                   Price as of the effective
                                                   date of the Reorganization
                                                   Event. Following any such
                                                   adjustment, the Initial Price
                                                   will be such adjusted Initial
                                                   Price, divided by the
                                                   Exchange Factor (which shall
                                                   have been reset to 1.0
                                                   immediately following the
                                                   Reorganization Event). The
                                                   Bank will provide notice to
                                                   the Trustee of the adjusted
                                                   Knock-in Level and Initial
                                                   Price as soon as practicable
                                                   after the date of such
                                                   Reorganization Event.

                                              (ii) If the Exchange Property
                                                   consists solely of property
                                                   other than such listed equity
                                                   securities, each holder of a
                                                   Security will receive, on the
                                                   Maturity Date, in exchange
                                                   for each $1,000 principal
                                                   amount of Securities,
                                                   Exchange Property with a
                                                   value equal to the product of
                                                   the Stock Redemption Amount
                                                   times the Transaction Value
                                                   as of the Determination Date.
                                                   We may, in lieu of delivering
                                                   such Exchange Property, pay
                                                   you the cash value of such
                                                   Exchange Property as of the
                                                   Determination Date, as
                                                   determined by the Calculation
                                                   Agent.

                                                   We will notify the Trustee of
                                                   the amount and type of
                                                   Exchange Property to be
                                                   delivered or cash to be paid.

                                             (iii) If the Exchange Property
                                                   consists of any combination
                                                   of such listed equity
                                                   securities and other
                                                   property, then we will (a)
                                                   deliver, on the Maturity
                                                   Date, the portion of Exchange
                                                   Property consisting of such
                                                   other property with a value
                                                   equal to the product of the
                                                   Stock Redemption Amount
                                                   (prior to any adjustment
                                                   under this clause) times the
                                                   Transaction Value of such
                                                   portion of Exchange Property
                                                   on the Determination Date or,
                                                   at our election, pay the cash
                                                   value thereof, as determined
                                                   by the Calculation Agent, (b)
                                                   proportionally adjust the
                                                   Stock Redemption Amount to
                                                   reflect the portion of the
                                                   Exchange Property
                                                   constituting such listed
                                                   equity securities, (c) adjust
                                                   the Initial Price and
                                                   consequently the Knock-in
                                                   Level to reflect such listed
                                                   equity securities, the market
                                                   value and volatility levels
                                                   of such listed equity
                                                   securities and any Exchange
                                                   Factor adjustments to the
                                                   Initial Price as of the
                                                   effective date of the
                                                   Reorganization Event and (d)
                                                   reduce the principal amount
                                                   of each $1,000 of Securities
                                                   to an amount equal to such
                                                   adjusted Stock Redemption
                                                   Amount multiplied by such
                                                   adjusted Initial Price.
                                                   Following such adjustments,
                                                   the amount paid at maturity
                                                   for each Security will be
                                                   determined as set forth under
                                                   clause (i) above, except
                                                   references to each $1,000
                                                   principal amount of Security
                                                   and $1,000 in cash and the
                                                   reference to $1,000 in the
                                                   definition of Stock
                                                   Redemption Amount shall be
                                                   references to the adjusted
                                                   principal amount of
                                                   Securities as described in
                                                   clause (d) of the preceding
                                                   sentence. In addition,
                                                   following any such
                                                   adjustment, the Initial Price
                                                   will be such adjusted Initial
                                                   Price, divided by the
                                                   Exchange Factor (which shall
                                                   have been reset to 1.0
                                                   immediately following the
                                                   Reorganization Event). The
                                                   Bank will provide notice to
                                                   the Trustee of any
                                                   adjustments to the Securities
                                                   as a result of this clause
                                                   (iii) as soon as practicable
                                                   after the date of such
                                                   Reorganization Event.

                                               "Reorganization Event" means (A)
                                               there has occurred any
                                               reclassification or change with
                                               respect to the Underlying Shares,
                                               including, without limitation, as
                                               a result of the issuance of any
                                               tracking stock by the Underlying
                                               Company; (B) the Underlying
                                               Company or any surviving entity
                                               or subsequent surviving entity of
                                               the Underlying Company (an
                                               "Underlying Company Successor")
                                               has been subject to a merger,
                                               combination or consolidation and
                                               is not the surviving entity; (C)
                                               any statutory exchange of
                                               securities of the Underlying
                                               Company or any Underlying Company
                                               Successor with another
                                               corporation occurs (other than
                                               pursuant to clause (B) above);
                                               (D) the Underlying Company is
                                               liquidated; (E) the Underlying
                                               Company issues to all of its
                                               shareholders equity securities of
                                               an issuer other than the
                                               Underlying Company (other than in
                                               a transaction described in
                                               clauses (B), (C) or (D) above) (a
                                               "Spin-off Event"); or (F) a
                                               tender or exchange offer or
                                               going-private transaction is
                                               consummated for all the
                                               outstanding Underlying Shares.

                                               "Exchange Property" means
                                               securities, cash or any other
                                               assets distributed to holders of
                                               the Underlying Shares in any
                                               Reorganization Event, including,
                                               (A) in the case of the issuance
                                               of tracking stock or in
                                               the case of a Spin-off Event, the
                                               Underlying Shares with respect to
                                               which the tracking stock or
                                               spun-off security was issued and
                                               (B) in the case of any other
                                               Reorganization Event where the
                                               Underlying Shares continue to be
                                               held by the holders receiving
                                               such distribution, the Underlying
                                               Shares.

                                               "Transaction Value", at any date,
                                               means (A) for any cash received
                                               as Exchange Property in any such
                                               Reorganization Event, the amount
                                               of cash received per Underlying
                                               Share; (B) for any property other
                                               than cash or securities received
                                               in any such Reorganization Event,
                                               the market value, as determined
                                               by the Calculation Agent, as of
                                               the date of receipt, of such
                                               Exchange Property received per
                                               Underlying Share; and (C) for any
                                               security received in any such
                                               Reorganization Event (including
                                               in the case of the issuance of
                                               tracking stock, the reclassified
                                               Underlying Shares and, in the
                                               case of a Spin-off Event, the
                                               Underlying Shares with respect to
                                               which the spun-off security was
                                               issued), an amount equal to the
                                               Closing Price, as of the
                                               determination date, per share of
                                               such security multiplied by the
                                               quantity of such security
                                               received for each Underlying
                                               Share.

                                               For purposes of clause (iii)
                                               above, if Exchange Property
                                               consists of more than one type of
                                               property that is not listed
                                               equity securities described in
                                               clause (iii) above, holders of
                                               Securities will receive at
                                               maturity a pro rata share of each
                                               such type of Exchange Property in
                                               proportion to the quantity of
                                               such Exchange Property received
                                               in respect of each Underlying
                                               Share. If Exchange Property
                                               includes a cash component,
                                               holders will not receive any
                                               interest accrued on such cash
                                               component. In the event Exchange
                                               Property consists of securities,
                                               those securities will, in turn,
                                               be subject to the antidilution
                                               adjustments set forth in
                                               paragraphs 1 through 5.

                                               For purposes of this paragraph 5:

                                               (i)  in the case of a consummated
                                                    tender or exchange offer or
                                                    going-private transaction
                                                    involving Exchange Property
                                                    of a particular type,
                                                    Exchange Property shall be
                                                    deemed to include the amount
                                                    of cash or other property
                                                    paid by the offeror in the
                                                    tender or exchange offer
                                                    with respect to such
                                                    Exchange Property (in an
                                                    amount determined on the
                                                    basis of the rate of
                                                    exchange in such tender or
                                                    exchange offer or
                                                    going-private transaction);
                                                    and

                                               (ii) in the event of a tender or
                                                    exchange offer or a
                                                    going-private transaction
                                                    with respect to Exchange
                                                    Property in which an offeree
                                                    may elect to receive cash or
                                                    other property, Exchange
                                                    Property shall be deemed to
                                                    include the kind and amount
                                                    of cash and other property
                                                    received by offerees who
                                                    elect to receive cash.

                                          With respect to paragraphs 1 to 5
                                          above, no adjustments to the Exchange
                                          Factor shall be required unless such
                                          adjustment would require a change of
                                          at least 0.1% in the Exchange Factor
                                          then in effect. The Exchange Factor
                                          resulting from any of the adjustments
                                          specified above shall be rounded to
                                          the nearest one hundred-thousandth
                                          with five one-millionths being rounded
                                          upward.

                                          No adjustments to the Exchange Factor
                                          or method of calculating the Exchange
                                          Factor shall be required other than
                                          those specified above. However, the
                                          Bank may, at its sole discretion,
                                          cause the Calculation Agent
                                          to make additional changes to the
                                          Exchange Factor upon the occurrence of
                                          corporate or other similar events that
                                          affect or could potentially affect
                                          market prices of, or shareholders'
                                          rights in, the Underlying Shares (or
                                          other Exchange Property) but only to
                                          reflect such changes, and not with the
                                          aim of changing relative investment
                                          risk. The adjustments specified above
                                          do not cover all events that could
                                          affect the Market Price or the Closing
                                          Price of the Underlying Shares,
                                          including, without limitation, a
                                          partial tender or partial exchange
                                          offer for the Underlying Shares.

                                          The Calculation Agent shall be solely
                                          responsible for the determination and
                                          calculation of any adjustments to the
                                          Exchange Factor or method of
                                          calculating the Exchange Factor and of
                                          any related determinations and
                                          calculations with respect to any
                                          distributions of stock, other
                                          securities or other property or assets
                                          (including cash) in connection with
                                          any Reorganization Event described in
                                          paragraph 5 above, and its
                                          determinations and calculations with
                                          respect thereto shall be conclusive.

                                          The Calculation Agent will provide
                                          information as to any adjustments to
                                          the Exchange Factor or method of
                                          calculating the Exchange Factor upon
                                          written request by any holder of the
                                          Securities.

Alternate Exchange Calculation in
  case Default.........................   In case an Event of Default with
                                          respect to the Securities shall have
                                          occurred and be continuing, the amount
                                          declared due and payable upon any
                                          acceleration of any Security shall be
                                          determined by AAI, as Calculation
                                          Agent, and shall be equal to the
                                          principal amount of the Security plus
                                          any accrued interest to, but not
                                          including, the date of acceleration.

Calculation Agent......................   AAI. All determinations made by the
                                          Calculation Agent will be at the sole
                                          discretion of the Calculation Agent
                                          and will, in the absence of manifest
                                          error, be conclusive for all purposes
                                          and binding on you and on us.

Additional Amounts.....................   Subject to certain exceptions and
                                          limitations described in "Series A
                                          Notes Offered on a Global Basis --
                                          Payment of Additional Amounts" in the
                                          accompanying Prospectus Supplement, we
                                          will pay such additional amounts to
                                          holders of the Securities as may be
                                          necessary in order that the net
                                          payment of the principal of the
                                          Securities and any other amounts
                                          payable on the Securities, after
                                          withholding for or on account of any
                                          present or future tax, assessment or
                                          governmental charge imposed upon or as
                                          a result of such payment by The
                                          Netherlands (or any political
                                          subdivision or taxing authority
                                          thereof or therein) or the
                                          jurisdiction of residence or
                                          incorporation of any successor
                                          corporation (other than the United
                                          States), will not be less than the
                                          amount provided for in the Securities
                                          to be then due and payable.

Book entry.............................   The indenture for the Securities
                                          permits us at anytime and in our sole
                                          discretion to decide not to have any
                                          of the Securities represented by one
                                          or more registered global securities.
                                          DTC has advised us that, under its
                                          current practices, it would notify its
                                          participants of our request, but will
                                          only withdraw beneficial interests
                                          from the global security at the
                                          request of each DTC participant.

                                 USE OF PROCEEDS

     The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Securities. The issue price of the Securities includes the selling agents' commissions (as shown on the cover page of the accompanying Prospectus Supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Potential Conflicts of Interest; No Security Interest in the Underlying Shares Held by Us" and "Plan of Distribution" in this Pricing Supplement and "Use of Proceeds" in the accompanying Prospectus.

                                  ERISA MATTERS

     Holding, the Bank and certain of our affiliates, including AAI, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective and commingled funds and accounts whose underlying assets include the assets of such plans, and with respect to plans that are not subject to ERISA but which are subject to
Section 4975 of the Code, such as individual retirement accounts (collectively, "Plans"). Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and "parties in interest" or "disqualified persons" with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Prohibited transactions may arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which AAI or any of its affiliates is a "party in interest" or "disqualified person" by reason of being a service provider to such Plan, unless the Securities are acquired pursuant to an exemption from the prohibited transaction rules. Certain benefit plans, such as government sponsored plans and certain non-U.S. plans are not subject to the prohibited transaction rules of ERISA and the Code, but may be subject to other prohibitions under applicable laws and rules.

     The acquisition of the Securities may be eligible for one of the exemptions noted below if such acquisition:

     (a) (i) is made solely with the assets of a bank collective investment fund and (ii) satisfies the requirements and conditions of Prohibited Transaction Class Exemption ("PTCE") 91-38 issued by the Department of Labor ("DOL");

     (b) (i) is made solely with assets of an insurance company pooled separate account and (ii) satisfies the requirements and conditions of PTCE 90-1 issued by the DOL;

     (c) (i) is made solely with assets managed by a qualified professional asset manager and (ii) satisfies the requirements and conditions of PTCE 84-14 issued by the DOL;

     (d) is made solely with assets of a governmental plan (as defined in Section 3(32) of ERISA) which is not subject to the provisions of Section 406 of ERISA or Section 4975 of the Code (or any similar prohibitions);

     (e) (i) is made solely with assets of an insurance company general account and (ii) satisfies the requirements and conditions of PTCE 95-60 issued by the DOL; or

     (f) (i) is made solely with assets managed by an in-house asset manager and
(ii) satisfies the requirements and conditions of PTCE 96-23 issued by the DOL.

     Each purchaser and holder of the Securities or any interest therein will be deemed to represent by its purchase and holding thereof, as of the date of its acquisition of the Securities or an interest therein through the date that it ceases to hold any interest in the Securities, that: (a) it is not a Plan, or an entity whose underlying assets include plan assets by reason of any Plan's investment in the entity, and is not purchasing or holding the Securities on behalf of or with the assets of any Plan or any benefit plan subject to prohibitions similar to those of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and transfer of the Securities will not give rise to a non-exempt prohibited transaction under
Section 406 of ERISA, Section 4975 of the Code or any similar applicable laws or rules.

     Under ERISA, the assets of a Plan may include assets held in the general account of an insurance company that has issued an insurance policy to such Plan or assets of an entity in which the Plan has invested. If you are a Plan or are considering investing Plan assets in the Securities, you should consult your legal advisor regarding the application of ERISA and the Code. Each purchaser bears exclusive responsibility for ensuring that its purchase and holding of the Securities does not involve a violation of ERISA or any similar laws.


                                    TAXATION

     The following summary is a general description of certain United States and Dutch tax considerations relating to the ownership and disposition of Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of Securities should consult their tax advisors as to the consequences of acquiring, holding and disposing of Securities under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction. This summary is based upon the law as in effect on the date of this Pricing Supplement and is subject to any change in law that may take effect after such date.

UNITED STATES FEDERAL INCOME TAXATION

     The following discussion is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal U.S. federal income tax consequences to U.S. Holders (as defined below) who purchase the Securities at initial issuance for the stated principal amount and who will hold the Securities and each Component (as defined below) as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

     This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury Regulations, changes to any of which subsequent to the date of this Pricing Supplement may affect the tax consequences described in this discussion, possibly with retroactive effect. This summary does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or if you are subject to special treatment under the U.S. federal income tax laws (E.G., certain financial institutions, tax-exempt organizations, dealers in options or securities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or persons who hold Securities as a part of a hedging transaction, straddle, conversion or other integrated transaction).

     As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     As used herein, you are a "U.S. Holder" if you are an owner of Securities and are, for U.S. federal income tax purposes:

     o    a citizen or resident of the United States;

     o a corporation organized under the laws of the United States or any political subdivision thereof; or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     If a partnership invests in Securities, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners in a partnership that invests in Securities are urged to consult their own tax advisors about the consequences of the investment.

GENERAL

     Pursuant to the terms of the Securities, we and every holder of a Security agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each Security for all U.S. tax purposes as consisting of the following components (the "Components"):

     o a put option (the "Put Option") that requires the holder of the Security to buy the Underlying Shares from us for an amount equal to the Deposit (as defined below) if the Closing Price on the Determination Date is lower than the Initial Price and the market price of the Underlying Shares falls to or below the Knock-in Level at any time during the regular business hours of the relevant exchange on any trading day from but not including the Trade Date up to and including the Determination Date; and

     o a deposit with us of cash, in an amount equal to the principal amount of a Security (the "Deposit"), to secure the holder's potential obligation to purchase the Underlying Shares.

     Under this characterization, a portion of the stated interest payments on a Security is treated as interest on the Deposit, and the remainder is treated as attributable to the holder's sale of the Put Option to us (the "Put Premium"). Based on our judgment as to, among other things, our normal borrowing cost and the value of the Put Option, we have determined that a portion of the quarterly payments equaling 4.67%, on an annualized basis, of the stated principal amount of a Security constitutes interest on the Deposit and the remainder constitutes Put Premium.

     The treatment of the Securities and our allocation described above are not binding on the U.S. Internal Revenue Service (the "IRS") or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the Securities or instruments similar to the Securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Securities.

     TAX COUNSEL HAS ADVISED US THAT IT IS REASONABLE TO ADOPT THE TREATMENT OF THE SECURITIES DESCRIBED ABOVE. NONETHELESS, TAX COUNSEL IS UNABLE TO RENDER AN OPINION AS TO WHETHER SUCH TREATMENT WILL BE RESPECTED DUE TO THE ABSENCE OF AUTHORITIES THAT DIRECTLY ADDRESS INSTRUMENTS SIMILAR TO THE SECURITIES. SIGNIFICANT ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE NOT CERTAIN, AND NO ASSURANCE CAN BE GIVEN THAT THE IRS OR A COURT WILL AGREE WITH THE CHARACTERIZATION AND TAX TREATMENT DESCRIBED IN THIS DISCUSSION. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES (INCLUDING ALTERNATIVE CHARACTERIZATIONS OF THE SECURITIES) AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION. UNLESS OTHERWISE STATED, THE FOLLOWING DISCUSSION ASSUMES THE TREATMENT AND ALLOCATION DESCRIBED ABOVE WILL BE RESPECTED.

TAX CONSEQUENCES TO U.S. HOLDERS

     Assuming the characterization of the Securities and the allocation as set forth above, the following U.S. federal income tax consequences should result to you if you are a U.S. Holder.

     QUARTERLY PAYMENTS ON THE SECURITIES. The Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable U.S. Treasury Regulations, the Deposit will be treated as being issued at a discount, the amount of which will equal the portion of the quarterly payments that is attributable to interest on the Deposit. If you are a cash method taxpayer, you will not be required to include the accrued discount currently in income for U.S. federal income tax purposes unless you elect to do so. If you are a cash method taxpayer and do not make this election, you should include the portion of the quarterly payments on the Securities attributable to the Deposit as ordinary income upon receipt. If you are a cash method taxpayer and make the election or are one of certain other types of taxpayers, including an accrual method taxpayer, you will be required to include the discount in income as it accrues on a straight-line basis, unless you make an election to accrue the discount according to a constant yield method based on daily compounding.

     If you are not required and do not make the election to include the discount in income on an accrual basis, you will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the Securities in an amount not exceeding the accrued discount on the Deposit until such discount is included in income. Any gain you realize on the Deposit upon the sale, exchange or retirement of the Securities will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) but not previously included in income through the date of sale, exchange or retirement.

     Receipt of the Put Premium will not be taxable to you upon receipt.

     EXERCISE OR EXPIRATION OF THE PUT OPTION. If the Put Option expires unexercised (I.E., a cash payment of the principal amount of the Securities is made to you at maturity), you will recognize in respect of the Put Option short term capital gain equal to the total Put Premium received.

     In the event that the Put Option is exercised (I.E., the final payment on the Securities is paid in Underlying Shares), you will not recognize any gain or loss in respect of the Put Option (other than in respect of cash received in lieu of fractional shares), and you will have an adjusted tax basis in any Underlying Shares received equal to:

     o    the Deposit minus

     o    the total Put Premium received.

     Your holding period for any Underlying Shares you receive will start on the day after the delivery of the Underlying Shares.

     In the event that we deliver cash in lieu of fractional Underlying Shares, you will generally recognize a short-term capital gain or loss in an amount equal to the difference between:

     o    the amount of cash you receive in respect of the fractional shares;
          and

     o your basis in such shares determined by allocating your total adjusted basis in the Underlying Shares between the amount of cash received and the relative fair market value of the Underlying Shares actually received.

     SALE OR EXCHANGE OF THE SECURITIES. Upon a sale of your Securities for cash, you will be required to apportion the amount you receive between the Deposit and the Put Option on the basis of their respective values on the date of sale. You will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between:

     o    the amount you receive that is apportioned to the Deposit; and

     o your adjusted basis in the Deposit (which will generally be equal to the principal amount of your Securities increased by the amount of any income you have recognized in connection with the Deposit and decreased by the amount of any payments made to you with respect to the Deposit).

     Except to the extent attributable to accrued discount on the Deposit, which will be taxed as described above under "Quarterly Payments on the Securities," such gain or loss will be short-term capital gain or loss. The amount of cash that you receive that is apportioned to the Put Option (together with the total Put Premium previously received) will be treated as short-term capital gain. If the value of the Deposit on the date of the sale of your Securities is in excess of the amount you receive upon such sale, you will be treated as having made a payment to the purchaser equal to the amount of such excess in exchange for the purchaser's assumption of your rights and obligations under the Put Option. In such a case, you will recognize short-term capital gain or loss in an amount equal to the difference between the total Put Premium you previously received in respect of the Put Option and the amount of the deemed payment made by you with respect to the assumption of the Put Option. The amount of the deemed payment will also be treated as an amount received in connection with the Deposit in determining your gain or loss in respect of the Deposit.

POSSIBLE ALTERNATIVE TAX TREATMENTS OF AN INVESTMENT IN THE SECURITIES

     Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

     If the IRS were successful in asserting that the Contingent Payment Regulations applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, you would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, you would recognize income upon maturity of the Securities to the extent that the value of the eBay stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the Securities would generally be treated as ordinary income.

     Even if the Contingent Payment Regulations do not apply to the Securities, other alternative U.S. federal income tax characterizations or treatments of the Securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the Securities. Accordingly, you are urged to consult your own tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     You may be subject to information reporting on the amounts paid to you, unless you provide proof of an applicable exemption. You may be subject to backup withholding on the amounts paid to you unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules, or otherwise provide proof of an applicable exemption. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

TAX TREATMENT OF THE SECURITIES TO NON-U.S. HOLDERS

     If you are not a U.S. Holder, you will not be subject to U.S. withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status or an exception to the information reporting and backup withholding rules otherwise applies.

DUTCH TAX CONSIDERATIONS

     THE FOLLOWING IS A GENERAL SUMMARY OF THE DUTCH TAXES DISCUSSED AS AT THE DATE HEREOF IN RELATION TO PAYMENTS MADE UNDER THE SECURITIES. IT IS NOT EXHAUSTIVE AND HOLDERS OF THE SECURITIES WHO ARE IN DOUBT AS TO THEIR TAX POSITION SHOULD CONSULT THEIR PROFESSIONAL ADVISERS.

DUTCH RESIDENT HOLDERS

     Holders who are individuals and are resident or deemed to be resident in The Netherlands, or who have elected to be treated as a Dutch resident holder for Dutch tax purposes, are subject to Dutch income tax on a deemed return regardless of the actual income derived from a Security or gain or loss realized upon disposal or redemption of a Security, provided that the Security is a portfolio investment and is not held in the context of any business or substantial interest. The deemed return amounts to 4% of the average value of the holder's net assets in the relevant fiscal year (including the Securities) and is taxed at a flat rate of 30%.

     Corporate holders that are resident or deemed to be resident in The Netherlands, without being exempt from Dutch corporate tax, will be subject to Dutch corporate tax on all income and gains realized in connection with the Securities.

NON-DUTCH RESIDENT HOLDERS

     Non-Dutch resident holders normally will not be subject to Dutch income or corporate taxation with respect to income or capital gains realized in connection with a Security, unless there is a specific connection with The Netherlands, such as an enterprise or part thereof which is carried on through a permanent establishment in The Netherlands or a substantial interest or deemed substantial interest in us.

     A holder will not become resident or deemed to be resident in The Netherlands by reason only of the holding of a Security.

REGISTRATION TAXES, STAMP DUTY, ETC.

     There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty payable by the holder in The Netherlands in connection with the Securities.

WITHHOLDING TAX

All payments by us to the holder in respect of the Securities can be made free of any Dutch withholding tax.

                              PLAN OF DISTRIBUTION

     In addition to LaSalle Financial Services, Inc. ("LFS"), we have appointed ABN AMRO Incorporated ("AAI") as agent for this offering. The agents have agreed to use reasonable efforts to solicit offers to purchase the Securities. LFS has informed us that, as part of its distribution of the Securities, it intends to reoffer the Securities to other dealers who will sell the Securities. Each such dealer engaged by the agents, or further engaged by a dealer to whom an agent reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. LFS has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under "Plan of Distribution" in the accompanying Prospectus Supplement.

     AAI and LFS are wholly owned subsidiaries of the Bank. AAI and LFS will conduct this offering in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distributing the securities of an affiliate. When the distribution of the Securities is complete, AAI and LFS may offer and sell those Securities in the course of their business as broker-dealers. AAI and LFS may act as principals or agents in those transactions and will make any sales at prevailing secondary market prices at the time of sale. AAI and LFS may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. AAI and LFS are not obligated to make a market in the Securities and may discontinue any purchase and sale activities with respect to the Securities at any time without notice.

     The total aggregate principal amount of the Securities being offered by this Pricing Supplement was not purchased by investors in the offering. One or more of our affiliates has agreed to purchase the unsold portion, which does not exceed $280,000, and to hold such Securities for investment for a period of at least 30 days. See "Holding of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors."

================================================================================

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THE DELIVERY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ABN AMRO BANK N.V. OR ABN AMRO HOLDING N.V. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

--------------------------------------------------------------------------------

TABLE OF CONTENTS

PRICING SUPPLEMENT
                                                                     PAGE
                                                                     ----
Summary of Pricing Supplement...............................         PS-3
Risk Factors................................................         PS-8
Hypothetical Sensitivity Analysis of Total Return of the
  Securities at Maturity....................................        PS-12
Incorporation of Documents by Reference.....................        PS-14
Public Information Regarding the Underlying Shares..........        PS-16
Description of Securities...................................        PS-18
Use of Proceeds.............................................        PS-27
ERISA Matters...............................................        PS-27
Taxation....................................................        PS-28
Plan of Distribution........................................        PS-32

PROSPECTUS SUPPLEMENT
                                                                     PAGE
                                                                     ----
About This Prospectus Supplement............................          S-2
Foreign Currency Risks......................................          S-3
Description of Notes........................................          S-5
The Depositary..............................................         S-23
Series A Notes Offered on a Global Basis....................         S-24
United States Federal Taxation..............................         S-29
Taxation in The Netherlands.................................         S-36
Plan of Distribution........................................         S-37
Legal Matters...............................................         S-39

PROSPECTUS
                                                                     PAGE
                                                                     ----
About This Prospectus.......................................           2
Where You Can Find Additional Information...................           3
Consolidated Ratio of Earnings to Fixed Charges.............           5
ABN AMRO Bank N.V...........................................           6
ABN AMRO Holding N.V........................................           6
Use of Proceeds.............................................           7
Description of Debt Securities..............................           8
Form of Securities..........................................          14
Plan of Distribution........................................          17
Legal Matters...............................................          19
Experts.....................................................          19
ERISA Matters for Pension Plans & Insurance Companies ......          19

================================================================================


                               ABN AMRO BANK N.V.

                                   $2,800,000


                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.


                 11.25% KNOCK-IN REVERSE EXCHANGEABLE SECURITIES
                              DUE NOVEMBER 16, 2006
                                    LINKED TO
                                 COMMON STOCK OF
                           JETBLUE AIRWAYS CORPORATION


                               PRICING SUPPLEMENT
                              (TO PROSPECTUS DATED
                             SEPTEMBER 17, 2003 AND
                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 18, 2003)


                        LASALLE FINANCIAL SERVICES, INC.

                              ABN AMRO INCORPORATED


================================================================================